Exhibit 99.1
                             ----------------


Media Contact:                     Investor Contact:
Bob Guenther                            Phil Ruddick
(781) 386-3112                          (781) 386-6638
email: guenthr@polaroid.com        ruddicp@polaroid.com




                        For immediate release
                      -------------------------

              Polaroid Takes Steps to Optimize
              Inventory Levels at Major Dealers

     CAMBRIDGE, Mass., --June 9, 1998 -- Polaroid Corporation
(NYSE: PRD) today announced that it is taking steps in cooperation with its dealers to accelerate the implementation of new inventory strategies and practices at the dealer level.

     Gary DiCamillo, chairman and chief executive officer, said, " Earlier this year, we noted that several large dealers aggressively reduced inventory levels to achieve greater operating efficiencies. To better understand the dynamics, we dispatched teams to our top U.S. mass merchant and drug retailers to map out their inventory plans. It became clear that the combination of mergers among retail drug chains and aggressive inventory controls by mass merchants would be driving inventory levels lower well into next year. Rather than deal with this in a piecemeal fashion over the coming quarters, we chose to bring down channel inventories swiftly now. We believe these steps put us out in front of this trend and will allow us to focus more advertising and promotion on end-user sell-through."


     This move will reduce second quarter revenue by $50 to $60 million and operating profit by about $35 million. Separately, Polaroid said it will establish an additional $10 million reserve for Russian receivables in response to the recent economic turmoil there. The total one-time reduction of $45 million in operating profit will be offset by an anticipated pre-tax gain of $45 million in real estate sales. The company now projects fully-diluted earnings per share in the $.55 to $.60 range for the second quarter.

     DiCamillo added, "Our basic business remains solid.
April retail data show that U.S. sales of cameras and film declined slightly versus a year ago. In Western Europe, camera and film sales were up slightly. Despite worsening economic conditions, retail sales in Japan were stable. Meanwhile, we remain on track for breaking even in our digital imaging business in the second half and are on target for savings from our announced restructuring. We remain on plan to begin rolling out a number of new products, including our instant single-use camera, in the second half of 1998. We are confident that 1999 will be one of the company's strongest in recent years."

     For the full year 1998, fully-diluted earnings per share are expected to be in the same $2.20 range as last year, including real estate sales and excluding last year's one-time charges. The company now expects operating profit to be in the $160 to $170 million range.

     Polaroid Corporation, with sales of more than $2.1 billion, is the worldwide leader in instant imaging. Polaroid supplies instant photographic cameras and films; digital imaging hardware, software and media; medical diagnostic imaging media; secure identification systems; graphics imaging systems; sunglasses; polarizers; and holographic films to markets worldwide.


Forward Looking Statements
---------------------------

Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The Company desires to take advantage of the "safe harbor" provisions of the Act. The Company therefore cautions shareholders and investors that actual results may differ materially from those projected or suggested in any forward-looking statement as the result of a wide variety of factors, which include but are not limited to the factors and conditions set forth below. Many of the important factors below have been discussed in prior Securities and Exchange Commission filings by the Company.

The Company sells and markets its products worldwide. A major risk associated with such worldwide operations is the fluctuation of foreign exchange rates, particularly the Japanese yen and German mark.

The Company's future operating results may be negatively affected if the Company is unable to promptly design, develop, manufacture and market innovative imaging products that meet customer demands. Since some of the Company's new products will replace or compete with its existing products, the Company's operating results could be adversely affected even if it is successful in developing and introducing new products.

In addition, the timing and introduction of competitors' new products could have a negative impact upon the Company's introduction of new or enhanced products. The Company has competitors worldwide, ranging from large corporations to smaller and more specialized companies. Its most significant traditional competitors, Eastman Kodak Company and Fuji Photo Film Co., Ltd., are considerably larger than the Company and have more resources. The Company anticipates that price competition from conventional film and other imaging technologies will place continued pressure on instant products. The impact of these factors can cause results that are both adverse and varied.

The Company is committed to reducing its cycle time in bringing new products to market. There is no guarantee that the Company will succeed in this endeavor. Shorter cycle times present a challenge for the effective management of the transition from existing products to new products and could negatively impact the Company's future operating results.

The Company is affected by retail demand for its products, particularly in the United States, Europe and Japan, and by factors extraneous to the Company's performance such as economic conditions. Moreover, dealers' implementation of new inventory strategies and practices could continue to affect operating profit. Changes in laws and regulations, particularly in the environmental arena, also could adversely affect the Company's results from operations.

While the Company believes that developing markets continue to present attractive opportunities, such markets tend to be considerably less stable than more established markets and there can be no assurance that developing markets will produce favorable results for the Company. For example, recently there has been substantial unexpected economic turmoil in Russia which could create difficulties in collection of receivables.

The Company is continuing to develop digital imaging products. The operating losses of the Company's digital imaging business have reduced the profits of the Company. Markets for digital imaging products are increasing rapidly and over time may erode either the growth or the absolute size of the Company's instant photography business. Worldwide marketing of digital imaging products is highly competitive in price, quality and product performance and there is no assurance that the Company will attain the level of success in these markets that it has achieved with respect to instant photography. The Company's ability to compete effectively in digital imaging markets is also dependent on its ability to develop new products in a timely manner and to market them effectively.

The future prospects of the Company's digital imaging business are uncertain. These markets require a speed of execution that is greater than that of the Company's traditional business; and, competition in these new markets includes companies some of which have greater resources and have more experience serving the demands of these markets. Moreover, the Company's ability to succeed in these new markets will be enhanced if it is able to develop meaningful strategic business relationships with other companies; there can be no assurance that it will achieve these objectives. The Company's ability to achieve anticipated savings in overhead and other costs from its restructuring programs is also important to its ability to compete effectively in digital markets but there can be no assurance that it will achieve these objectives.

The Company aggressively endeavors to protect its investment in research and development by obtaining patents where feasible. The ownership of these patents contributes to the Company's ability to use its inventions and at the same time may provide significant patent license revenue. While in the aggregate, the Company's patents are considered to be of material importance in the operation of its business, the patents relating to any single product or process may not necessarily be of material significance when judged from the standpoint of the Company's total business.




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